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                                                                    EXHIBIT 3(a)
































                           ARTICLES OF INCORPORATION

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                                STATE OF FLORIDA


                            (STATE OF FLORIDA SEAL)

                              DEPARTMENT OF STATE




I certify the attached is a true and correct copy of the Articles of Amendment, filed on October 24, 1996, to Articles of Incorporation for INNOVA/PURE WATER, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is H70990.






























                                          GIVEN UNDER MY HAND AND THE
                                        GREAT SEAL OF THE STATE OF FLORIDA,
                                       AT TALLAHASSEE, THE CAPITAL, THIS THE
                                        TWENTY-FOURTH DAY OF OCTOBER, 1996




(SEAL)                                        /s/ Sandra B. Mortham

                                              Sandra B. Mortham
                                              Secretary of State

CR2E022(1-95)

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF

                            INNOVA/PURE WATER, INC.


         The undersigned, being the President of INNOVA/PURE WATER, INC., a Florida corporation (the "Corporation"), does hereby certify that the Amendment provided for herein to increase the number of authorized shares of the Common Stock of the Corporation was adopted unanimously by Resolutions of the Board of Directors of the Corporation at a meeting held on September 25, 1996, and by a majority of Shareholders of the Corporation by Special Corporate Action by Written Consent on October 21, 1996, in accordance with the provisions of Chapter 607 of the General Corporation Law of the State of Florida, and the number of votes cast in favor of the Amendment was sufficient to carry the motion.

         1. The name of the Corporation is INNOVA/PURE WATER, INC., a Florida corporation.

         2. Article III of the Articles of Incorporation filed August 13, 1985, in the office of the Secretary of State of Florida as Charter Number H70990, as amended by Articles of Amendment to the Articles of Incorporation filed January 22, 1986, is hereby deleted and the following new Article III is substituted in lieu thereof:

                                  ARTICLE III
                                 CAPITAL STOCK

         The Corporation shall be authorized to issue two (2) classes of capital stock to be designated respectively preferred stock ("Preferred Stock") and common stock ("Common Stock"). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 2,000,000 at $.001 par value per share, and the total number of shares of Common Stock that the Corporation shall have authority to issue is 50,000,000 at $.0001 par value per share. The Preferred Stock authorized by these Articles of Amendment to Articles of Incorporation shall be issued in series. The Board of Directors of the Corporation is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series, including:

         (1) the designation of each series and the number of shares that shall constitute the series;
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         (2)   the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

         (3) whether shares of each series may be redeemed or converted, and, if so, the redemption or conversion price and the terms and conditions of redemption or conversion.

         (4) sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

         (5) the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the manner and preference of such payment;

         (6) voting rights, if any, on the shares of each series and any conditions upon the exercisability of such rights.

         The holders of Common Stock shall be entitled to one (1) vote for each share held at all meetings of the Stockholders of the Corporation. The holders of Preferred Stock shall be entitled to the number of votes set forth in the Designation of Shares of Preferred Stock.

         All other Articles and provisions of the Articles of Incorporation of the Corporation, as previously amended, shall remain in full force and effect and the same as originally filed.

         2. The following resolutions, authorized 2,000,000 shares of "blank check" Preferred Stock and providing for an increase in the number of authorized shares of the Common Stock of the Corporation from 10,000,000 shares to 50,000,000 shares, were adopted by Special Corporate Action by Written Consent of the holders of a majority of the outstanding shares of the Common Stock of the Corporation, and unanimously by the Board of Directors of the Corporation.

         RESOLVED, that the President of the Corporation is hereby authorized to Amend Article III of the Articles of Incorporation of the Corporation in its entirety to authorize 2,000,000 shares of "blank check" Preferred Stock at $.001 par value per share and to increase the number of authorized shares of Common Stock of the Corporation from 10,000,000 to 50,000,000 at $.0001 par value per share.

         FURTHER RESOLVED, that the President of the Corporation is hereby authorized and directed in the name of the Corporation and on its behalf to do and perform all things and acts, and to execute and deliver or file all instruments, amendments, certificates and documents that he shall determine to be necessary, appropriate or desirable to carry out the foregoing Articles of Amendment to the Articles


                                       2
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of Incorporation of the Corporation, any such determination to be conclusively evidenced by the doing or performing of any such acts or things or the execution and delivery of any such instrument, amendment, certificate or document.

  FURTHER RESOLVED, that said resolutions were duly adopted in accordance with Chapter 607, Florida Statues.

  FURTHER RESOLVED, that said resolutions were duly adopted the 21st day of October, 1996, by the majority of Shareholders of the Corporation, and the 25th day of September, 1996, by the Board of Directors of the Corporation.

  IN WITNESS WHEREOF, the President of the Corporation has executed these Articles of Amendment to Articles of Incorporation of the Corporation the 23rd day of October, 1996, and hereby certifies that the facts herein stated are true and correct, and were approved by Written Consent of the majority of Shareholders and all of the members of the Board of Directors of the Corporation, and the vote was sufficient to carry the motion.

                                  INNOVA/PURE WATER, INC.,
                                  a Florida corporation



                                  By: /s/ John E. Nohren, Jr.
                                      ------------------------------------
                                      John E. Nohren, Jr., President




STATE OF FLORIDA    )
COUNTY OF PINELLAS  )


  The foregoing instrument was acknowledged before me this 23rd day of October, 1996, by JOHN E. NOHREN, JR., as President of INNOVA/PURE WATER, INC., a Florida corporation, on behalf of said corporation, who is personally known to me or who produced a ______________________ as identification.



                                  /s/ Susan M. Theil
                                  ------------------------------------
                                  Notary Public
                                  Print Name: Susan M. Theil
                                              ------------------------
                                  My Commission Expires:  1/2/2000

PDG/111776


                                                SUSAN M. THEIL
                                          NOTARY PUBLIC - STATE OF FLORIDA
                                        MY COMMISSION EXPIRES JAN 2, 2000
                                            COMMISSION # CC522225


                                       3
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                                STATE OF FLORIDA

                            (STATE OF FLORIDA SEAL)

                              DEPARTMENT OF STATE



I certify that the attached is a true and correct copy of the Articles of Incorporation of INNOVA/PURE WATER, INC., a corporation organized under the Laws of the State of Florida, filed on August 13, 1985, as shown by the records of this office.


The charter number of this corporation is H70990.

















                                            GIVEN UNDER MY HAND AND THE
                                          GREAT SEAL OF THE STATE OF FLORIDA,
                                         AT TALLAHASSEE, THE CAPITAL, THIS THE
                                             14TH      DAY OF    AUGUST, 1985.



                                                  /s/ George Firestone
                                                  -----------------------------
                                                  GEORGE FIRESTONE
                                                  SECRETARY OF STATE
(STATE OF FLORIDA SEAL)


       CER-101

                           ARTICLES OF INCORPORATION       Filed
                                                           Aug 13 9 55 AM '85
                                       OF
                                                           SECRETARY OF STATE
                            INNOVA/PURE WATER, INC.        TALLAHASSEE, FLORIDA


The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.


                               ARTICLE I.    NAME

The name of the corporation shall be Innova/Pure Water, Inc. The principal place of business of this corporation shall be 5170 126 Avenue, North, Clearwater, Florida 33520.

                        ARTICLE II.   NATURE OF BUSINESS

This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                         ARTICLE III.    CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 50,000 shares of Class A voting stock having a par value of $.10 per share, and 50,000 shares of Class B non-voting common stock each at a par value of $.10 per share.

                             ARTICLE IV.   ADDRESS

The street address of the initial registered office of the corporation shall be 5175 126th Avenue, North, Clearwater, Florida 33520, and the name of the initial registered agent of the corporation at that address is John E. Nohren, Jr.

                        ARTICLE V.    TERM OF EXISTENCE

This corporation is to exist perpetually.
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                          ----------------------------

It is the intent of the incorporator that the corporation will qualify under
Section 1244 of the Internal Revenue Code and that the corporation will file as a Subchapter S Corporation.

                           ARTICLE VII.    DIRECTORS

This corporation shall have two directors, initially. The names and street addresse of the initial members of the Board of Directors are:

  John E. Nohren, Jr.,                5170 126 Avenue, N.
  Director                            Clearwater, Florida 33520

  Frances Weaver-Nohren               5170 126 Avenue, N.
  Director                            Clearwater, Florida 33520


                           ARTICLE VIII.   SUBSCRIBER

The name and street address of the subscriber to these Articles of Incorporation is:

  John E. Nohren, Jr.                 5170 126 Avenue, N.
                                      Clearwater, Florida 33520



IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this 15th day of June, 1985.



                                      /s/ John E. Nohren, Jr. (SEAL)
                                      ------------------------------------
                                      JOHN E. NOHREN, JR.



STATE OF FLORIDA

COUNTY OF PINELLAS


The foregoing instrument was acknowledged before me this 15 day of June, 1985, by John E. Nohren, Jr.



/s/ Barbara R. Harbour, N.P.
----------------------------------------
Notary Public, State of Florida at Large

My Commission Expires:  Notary Public, State of Florida at Large
                        My Commission Expires Jan. 15, 1987
                        BONDED THRU AGENTS NOTARY ????

                                STATE OF FLORIDA

                            (STATE OF FLORIDA SEAL)

                              DEPARTMENT OF STATE


I CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE ARTICLES OF AMENDMENT, FILED ON JANUARY 22, 1986, TO ARTICLES OF INCORPORATION FOR INNOVA/PURE WATER, INC., A FLORIDA CORPORATION, AS SHOWN BY THE RECORDS OF THIS OFFICE.

THE DOCUMENT NUMBER OF THIS CORPORATION IS H70990:


                                        GIVEN UNDER MY HAND AND THE
                                     GREAT SEAL OF THE STATE OF FLORIDA,
                                    AT TALLAHASSEE, THE CAPITAL, THIS THE
                                             24TH DAY OF JANUARY, 1986.


[SEAL]                                       /S/ GEORGE FIRESTONE
                                                 GEORGE FIRESTONE
CR2E022(1-85)                                   SECRETARY OF STATE

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                            INNOVA/PURE WATER, INC.

                                 --------------

Pursuant to the provisions of Section 607.181 of the Florida General Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.  The name of the corporation is INNOVA/PURE WATER, INC.

2. The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on August 20, 1995 in the manner prescribed by the Florida General Corporation Act:

                                  ARTICLE III

                                 Capital Stock

This Article is amended in its entirety to read as follows:

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000 shares of $.01 par value common stock and 2,000,000 shares of $.01 par value preferred stock.

3. The number of shares of the corporation outstanding at the time of adoption was 50,000, and the number of shares entitled to vote thereon was 50,000.

4. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                    Class                         Number of Shares
                    -----                         ----------------
                    Class A                            50,000
                    Class B                              -0-

     5. The number of shares voted in favor of such amendment was 50,000, and the number of shares voted against such amendment was 0. Of the outstanding shares of stock 49,000 shares are owned by Frances Weaver-Nohren and 1,000 shares owned by John E. Nohren, Jr. who are also the two directors of the corporation.

     6. Statement of Exchange. The two stockholders shall exchange their 50,000 shares of $.10 par value share for 50,000 shares of $.01 par value common stock and the $.10 par value shares shall be cancelled.

     DATED August 20, 1985.


                                       INNOVA/PURE WATER, INC.

                                       By  /s/ John E. Nohren, Jr.
                                          -----------------------------------
                                       Its President, John E. Nohren, Jr.


                                       and /s/ Frances Weaver-Nohren
                                          -----------------------------------
                                       Its sec'y, Frances Weaver-Nohren


STATE OF FLORIDA    )
COUNTY OF PINELLAS  )  SS:

     BEFORE ME, the undersigned authority, personally appeared JOHN E. NOHREN, JR. and FRANCES WEAVER-NOHREN, who as to me well known to be the persons described in and who subscribed the above Articles of Amendment to the Articles of Incorporation, and they did freely and voluntarily acknowledge before me according to law that they made and subscribed the same for uses and purposes therein mentioned and set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and my official seal in said state and county this 20 day of August 1985.

                                          /s/ Barbara R. ??????
                                          -----------------------------------
                                          NOTARY PUBLIC, STATE OF FLORIDA AT
                                                         LARGE


My Commission expires:

Notary Public, State of Florida at Large
My Commission Expires Jan. 16, 1987
BONDED THRU AGENT'S NOTARY BROKERAGE


                                      -2-
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                                   EXHIBIT 5

                               CORPORATE PROFILE